Exhibit 23(a)








                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                -----------------




     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (File Nos. 33-57658 and 333-59601) on Form S-3 covering 3,731,600 shares of Constellation Energy Group, Inc. Common Stock (without par value) pursuant to the Continuous Offering Program (the "Registration Statement") of our report dated January 15, 1999, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K of Baltimore Gas and Electric Company and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

     We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.




                                                  /s/ PricewaterhouseCoopers LLP
                                                     Pricewaterhouse Coopers LLP

    Baltimore, Maryland
    March 23, 1999